UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2020

CNL STRATEGIC CAPITAL, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-222986	32-0503849
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement

Acquisition Financing

On July 15, 2020, CNL Strategic Capital B, Inc. (the “SCAP B”), a wholly-owned subsidiary of CNL Strategic Capital, LLC (referred to herein as “we”, “us”, “our” or the “Company”) and United Community Bank (d/b/a Seaside Bank and Trust) (referred to as “Seaside”) entered into an Amended and Restated Loan Agreement (the “Loan Agreement”) and related Amended and Restated Promissory Note (the “Promissory Note”) for a $20,000,000 guidance line of credit. The intended purpose for the guidance line of credit is for acquisition financing purposes. The guidance line of credit has a maturity date of 364 days from July 15, 2020. This Loan Agreement and related Promissory Note replaces SCAP B’s previous Loan Agreement and related Promissory Note dated June 27, 2019 for a guidance line of credit in the same amount.

SCAP B paid a $60,000 commitment fee to Seaside in connection with closing on the line of credit. SCAP B is required to pay an “advance fee” to Seaside with each advance under the Loan Agreement in an amount equal to five basis points (.05%) of the amount of the advance; provided, however, that the cumulative amount of advance fees paid by SCAP B shall not exceed $20,000 during any 364 day term of the Loan Agreement. Under the Loan Agreement, SCAP B is obligated to pay interest on the borrowed amount at a rate per year of equal to the greater of (a) the 30-day LIBOR plus two and three quarters percent (2.75%) and (b) three percent (3%). Interest payments are due monthly in arrears. SCAP B may prepay, without a penalty, all or any part of the borrowings under the Loan Agreement at any time, and such borrowings are required to be repaid within 180 days of the borrowing date. All draws under the Loan Agreement must be approved by Seaside and are subject to additional due diligence and underwriting on collateral held by SCAP B. The Loan Agreement also provides that the SCAP B and the Company must comply with certain covenants including the provision of financial statements on a quarterly basis, a restriction from incurring any debt, and restrictions on the transfer and sale of assets held by SCAP B.

In connection with entering into the Loan Agreement, on July 15, 2020, the Company entered into an Amended and Restated Guaranty agreement to act as a guarantor of SCAP B’s outstanding borrowings under the Loan Agreement, an Amended and Restated Assignment and Pledge of Deposit Account Agreement (the “Deposit Agreement”), and a Pledge and Security Agreement in favor of Seaside. Under the Deposit Agreement, the Company is required to contribute proceeds from its public and private offerings to pay down the outstanding debt of SCAP B to the extent there are any borrowings outstanding under the Loan Agreement above the minimum cash balance. Under the Pledge and Security Agreement, the Company has granted to Seaside a security interest in and a lien and encumbrance upon the Company’s “Subscription Agreement Funds” which is defined to mean any and all capital raised from investors for the benefit of the Company, less amounts retained by transfer agents, paid to placement agents, or similar amounts deducted in the ordinary course of such transaction.

The foregoing descriptions of the Loan Agreement, the Promissory Note, the Guaranty, the Deposit Agreement and the Pledge and Security Agreement in this Item 1.01 do not purport to be complete in scope and are qualified in their entirety by the full text of such agreements included as exhibits and incorporated by reference herein.

Stock Purchase Agreement

On July 16, 2020, Healthcare Safety Buyerco, Inc. (the “Buyer”), on behalf of the Company, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) to acquire a controlling interest in UM Holding Corp., an Indiana corporation, and its subsidiaries, (together, the “Acquired Company”) by and among Lacy Distribution, Inc, an Indiana corporation (“LDI”), in its capacity as a Seller and as the initial Sellers’ Representative, and James J. Erickson (together with LDI, collectively, the “Sellers”). The Stock Purchase Agreement provides for aggregate consideration to the Sellers of approximately $44,525,000, subject to customary reductions and adjustments for transaction expenses, indebtedness, cash, and working capital, satisfaction of the Acquired Company’s note obligations, rollover adjustments and certain other post-closing adjustments. The Stock Purchase Agreement contains customary representations, warranties, covenants and indemnities by the Buyer and Seller. The Company intends to conduct the business of the Acquired Company through Healthcare Safety Holdings LLC (“HSH”), which is described below in Item 2.01 of this report. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the text of the Stock Purchase Agreement, a copy of which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the period ending June 30, 2020.

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 16, 2020, CNL Strategic Capital, LLC, through our wholly-owned subsidiary, UM Strategic Capital EquityCo, LLC, acquired an approximately 74.9% interest in the common equity of Healthcare Safety Holdings LLC (“HSH”) for $17.3 million. Additionally, the Company, through our wholly-owned subsidiary, UM Strategic Capital DebtCo, LLC, made a $24.4 million debt investment in HSH in the form of senior secured notes. The remaining HSH equity is owned by members of the HSH executive management team, the former controlling interest holder and TMC SPV III, LLC.

HSH is a leading producer of daily use insulin pen needles, syringes and related product offerings for the human and animal diabetes care markets. HSH specializes in providing “dispense and dispose” solutions, which allow users to more easily and safely dispose of sharps. HSH produces branded and private label products sold primarily through distributors to retail pharmacies, veterinary clinics and dialysis centers, as well as via e-commerce channels.

In connection with the HSH acquisition, the Company issued a press release, dated July 17, 2020, a copy of which is attached herewith as Exhibit 99.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Loan Agreement, the Promissory Note, the Guaranty, the Deposit Agreement and the Pledge and Security Agreement with Seaside is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Pursuant to Item 9.01 of Form 8-K, the registrant hereby undertakes to file financial statements filed in response to Item 2.01 through an amendment to this Current Report no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Description

10.1	Amended and Restated Loan Agreement dated July 15, 2020 by and between SCAP B and Seaside (Filed herewith.)
10.2	Amended and Restated Promissory Note dated July 15, 2020 by and between SCAP B and Seaside (Filed herewith.)
10.3	Amended and Restated Assignment and Pledge of Deposit Account dated July 15, 2020 by and between the Company and Seaside (Filed herewith.)
10.4	Amended and Restated Guaranty dated July 15, 2020 by and between the Company and Seaside National Bank & Trust (Filed herewith.)
10.5	Pledge and Security Agreement dated July 15, 2020 by and between the Company and Seaside National Bank & Trust (Filed herewith.)
99.1	Press Release dated July 17, 2020 (Filed herewith.)

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the items described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Any forward-looking statement made by us in this Current Report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Important risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the Company’s ability to pay distributions and the sources of such distribution payments, the Company’s ability to locate and make suitable investments, the ongoing and potential impact of the current outbreak of the COVID-19 pandemic on the economy and the broader financial markets, which may have a significant negative impact on the Company's (and its businesses) financial condition, results of operations, cash flows and net asset value per share and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the other documents filed by the Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2020		CNL Strategic Capital, LLC a Delaware limited liability company

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Executive Officer